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                                                                   EXHIBIT 10.32

                     AMENDMENT TO DEFERRED COMPENSATION PLAN

         I, Mary E. Taylor, as Administrator of the Merrill Lynch & Co., Inc. Deferred Restricted Unit Plan For Executive Officers (the "Plan"), having determined, following consultation with Counsel, that such amendment will not adversely affect the Participants of the Plan, do hereby amending Section 4 of the Plan by adding a new Section 4(d) and amending Sections 8.1(a) and (b) as follows:

4.       Return Alternatives.

         (d) Rollover Options. In the discretion of the Administrator or a designee, additional Benchmark Return Options, including Return Options with less than daily liquidity, may be offered to all Participants under the Plan or to a more limited group of Participants, if appropriate because of regulatory requirements. In such event, Participants will be entitled, in such manner as the Administrator shall determine, to designate that all or a portion of Account Balances be indexed to such Benchmark Return Options.

         (i) With respect to Benchmark Return Options that do not provide daily liquidity: (A) payments under Article V will be made in accordance with a Participant's election at the time of the Participant's original deferral, with any adjustments required for the more limited liquidity of the Return Option; (B) Participants may be limited in their ability to elect, change or continue their Benchmark elections in accordance with such terms and conditions as the Administrator or a designee may determine; and (C) the Annual Charge shall be accrued and paid, when possible, upon liquidation of all or any portion of the Benchmark Return Option, provided that no payment shall be made to a Participant under
              Article 5 hereof until all accrued Annual Charges have been paid.

         (ii) In the event that such options include future KECALP Partnerships, the designated amounts shall be credited to such Participant, accounted for, adjusted and paid out to such Participant in accordance with the terms and conditions of the 1997 KECALP Deferred Compensation Plan for a Select Group of Eligible Employees.

8.1      Payment Date.

         (a) Regular Payment Elections. A Participant's Account Balance will be paid by ML & Co., as elected by the Participant at the time of his or her deferral election, either in a single payment to be made, or in the number of annual installments (not to exceed 15) chosen by the Participant to commence,
(i) in the month following the month of the Participant's Retirement or death or
(ii) in any month in the calendar year following the Participant's Retirement; provided that no election may result in the payment (in the case of a single payment) or commencement of payment (in the case of installment payments) later than the month following the Participant's 70th birthday. The amount of each annual installment, if applicable, shall be determined by multiplying the Account Balance as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made). In the event that immediately prior to the lump sum payment or the initial installment payment, all or any portion of a Participant's Account Balance remains indexed to a Benchmark Return Option with less than daily liquidity, such payment shall be adjusted, if necessary, for the liquidity restraints of the Benchmark Return Option and, in the case of an election of 11 or more installment payments, shall be delayed until such Account Balance is fully liquid. For Participants who have chosen to have a specified portion of their Deferred Amounts benchmarked to Merrill Lynch KECALP L.P. 1997, payment elections must be made in accordance with the KECALP Deferred Compensation Plan, provided that no such payments shall occur until after Retirement as defined in this Plan.
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         (b)  Modified Installment Payments. In lieu of one of the regular payment elections provided for in Section 8.1(a), a Participant may elect to receive the Account Balance in at least 11 but no more than 15 annual installment payments ("modified installment payments"), such modified installment payments to commence on the last business day in March in the year following the Participant's Retirement or death (the "Initial Payment Date") provided that, in the event that immediately prior to the initial payment of such installment payments, all or any portion of a Participant's Account Balance remains indexed to a Benchmark Return Option with less than daily liquidity, such initial payment shall be delayed until such Account Balance is fully liquid. The modified installment payments shall be computed in accordance with the last sentence of Section 8.1(a) and will in all other respects be treated like regular installment payments under the Plan. By electing modified installment payments, the Participant agrees that at any time prior to the last day of February immediately preceding a Participant's Initial Payment Date (the "Determination Date"), ML & Co. shall have the right, without the consent of the Participant or any beneficiary, to change the Participant's method of payment to 11 annuitized payments ("annuitized payments"), in the event that the Administrator, in his sole discretion, determines that such a change is necessary or appropriate in order to preserve the intended state tax benefits of the modified installment payments to the Participant or any beneficiary. In the event that the Administrator determines that annuitized payments shall be made, the amount of the annuitized payments will be determined by applying the Discount Rate, as defined below, to the Account Balance as of the Determination Date to create a stream of 11 equal annual payments. If annuitized payments are to be made, then the Account Balance shall cease to be adjusted pursuant to
Section 4(b) as of the Determination Date and the Company's only obligation to the Participant shall be to make the annuitized payments when due. As used herein, Discount Rate shall mean ML & Co.'s then-applicable cost of borrowing and is defined as the sum of: (i) the annual yield on the then-current 5-year U.S. Treasury Note, and (ii) a spread (which will not be less than 0.10%) indicative of ML & Co.'s borrowing cost for transactions of similar structure and average maturity to the annuity, as determined by ML & Co.

         In addition, I hereby authorize any appropriate changes to the table of contents and internal cross references in connection with the foregoing amendments and the correction of typographical errors, where appropriate.


                                        ---------------------------
                                         Mary E. Taylor
                                         Administrator

Date:  February 12, 1998